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EXHIBIT 23.1

                           Independent Auditors' Consent

The Board of Directors
netGuru, Inc.:

We consent to incorporation by reference in the Registration Statements (Nos. 333-29747, 333-72095, 333-84184 and 333-111017) on Form S-8 and in the
Registration Statements (Nos. 333- 112181, 333-109517, 333-100651, 333-51406,
333-40564, 333-94921, 333-88887 and 333-84940) on Form S-3 of netGuru, Inc. of
our report dated June 9, 2003, except as to the second paragraph of Note 4 and
Note 12, which are as of July 10, 2003, and Note 10, which is as of March 8, 2004, relating to the consolidated balance sheet of netGuru, Inc. and subsidiaries as of March 31, 2003, and the related consolidated statements of operations, stockholders' equity and comprehensive loss and cash flows for each of the years in the two-year period ended March 31, 2003, which report appears in the current report on Form 8-K to be filed March 17, 2004.

Our report on the 2003 consolidated financial statements referred to above, contains an explanatory paragraph indicating that effective April 1, 2002, the Company adopted the provisions of Statement of Financial Accounting Standards No. 142 "Goodwill and Other Intangible Assets."

/s/ KPMG LLP
Costa Mesa, California
March 16, 2004